                Exhibit 99.2
    PRESS RELEASE

                             Contact:    Michael Metcalf, CFO
Powell Industries, Inc.
713-947-4422

Robert Winters or Ryan Coleman
Alpha IR Group
POWL@alpha-ir.com
312-445-2870

POWELL INDUSTRIES DECLARES QUARTERLY CASH DIVIDEND

HOUSTON — February 2, 2021 — Powell Industries, Inc. (NASDAQ: POWL), a leading supplier of custom engineered solutions for the management, control and distribution of electrical energy, today announced that its Board of Directors has declared a quarterly cash dividend on the Company’s common stock in the amount of $0.26 per share. The dividend is payable on March 17, 2021 to shareholders of record at the close of business on February 17, 2021.

Powell Industries, Inc., headquartered in Houston, designs, manufactures and services custom-engineered equipment and systems for the distribution, control and monitoring of electrical energy.  Powell markets include large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations and commuter railways.   For more information, please visit powellind.com.